FOR IMMEDIATE RELEASE                              FOR FURTHER INFORMATION
October 20, 2004                                   Brendan J. McGill
                                                   Senior Vice President and CFO
                                                   215-256-8828

SUMMARY: Harleysville  Savings Financial  Corporation  announces 10% increase in
         Cash Dividend and Record Earnings for Fiscal Year 2004

     Harleysville, PA., October 20, 2004 - Harleysville Savings Financial Corporation (NASDAQ:HARL) reported today that the Company's Board of Directors increased the regular quarterly cash dividend from $.20 to $.22 per share on the Company's common stock. This represents an increase of 10% from the current dividend level. This is the sixty-ninth (69th) consecutive quarter that the Company has paid a cash dividend to its stockholders and the seventeenth (17th) consecutive year that the cash dividend has been increased. The cash dividend will be payable on November 24, 2004 to stockholders of record on November 10, 2004.

     Net income for the fiscal year ended September 30, 2004 was a record $4,850,000 or $2.08 per diluted share compared to $4,594,000 or $1.98 per diluted share for the prior fiscal year. Net interest income increased 7.0% to $12,214,000 from $11,415,000 from the last fiscal year.

     Net income for the fourth quarter was a record $1,285,000 or $.55 per diluted share compared to $1,150,000 or $.50 per diluted share for the same period last year. Net interest income increased 23.l% to $3,180,000 from $2,583,000 for the same period a year ago.

     The Company's assets increased 9.9% to $718 million compared to $653 million a year ago. Stockholders' book value increased to $19.27 per share from $18.01 per share a year ago.

     Because of its strong emphasis on home mortgage lending and a business model that focuses on serving the financial needs of its local community, the Company has been able to maintain a high quality loan portfolio and outstanding expense efficiency ratio. These two cornerstone principles, along with a carefully managed capital position represent the foundational trilogy of the

Company's business plan. As of September 30, 2004, the Company's ratio of non-performing assets plus 90-day delinquent loans amounted to .04% of total assets and its efficiency ratio for the fiscal year was 54.70%, both outstanding performance ratios in the industry.

     Harleysville Savings Financial Corporation is the holding company for Harleysville Savings Bank. Established in 1915, Harleysville Savings Bank is a Pennsylvania chartered and federally insured savings bank headquartered in Harleysville, PA. Harleysville, PA is located in central Montgomery County, which has the third largest population base and the second highest per capita income in the state of Pennsylvania.

     This presentation may contain forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995). Actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to, general economic conditions; changes in interest rates; deposit flows; loan demand; real estate values and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting the Company's operations, pricing, products and services.

Harleysville Savings Financial Corporation
Selected Consolidated Financial Data as of September 30, 2004
(Dollars in thousands except per share data)
((1)Unaudited)

                                                         ---------------------------       ---------------------------
                                                             Twelve Months Ended:               Three Months Ended:
                                                         ---------------------------       ---------------------------
                                                          Sept 30,          Sept 30,        Sept 30,         Sept 30,
Selected Consolidated Earnings Data                        2004(1)           2003(1)         2004(1)          2003(1)
-------------------------------------------              ----------       ----------       ----------       ----------
Total interest income                                    $   32,605       $   33,088       $    8,349       $    7,745
Total interest expense                                       20,391           21,673            5,169            5,162
                                                         ----------       ----------       ----------       ----------

Net Interest Income                                          12,214           11,415            3,180            2,583
Provision for loan losses                                        --               --               --               --
                                                         ----------       ----------       ----------       ----------
Net Interest Income after Provision for Loan Losses          12,214           11,415            3,180            2,583
                                                         ----------       ----------       ----------       ----------

Gain on sales of investments                                    266              230               20              230
Gain on sales of loans                                           60               16               43                9
Other income                                                  1,313            1,305              367              370
Total other expenses                                          7,399            6,896            1,873            1,736
                                                         ----------       ----------       ----------       ----------

Income before Income Taxes                                    6,454            6,070            1,737            1,456
Income tax expense                                            1,604            1,476              452              306
                                                         ----------       ----------       ----------       ----------

Net Income                                               $    4,850       $    4,594       $    1,285       $    1,150
                                                         ==========       ==========       ==========       ==========

Per Common Share Data
-------------------------------------------
Basic earnings                                           $     2.13       $     2.02       $     0.56       $     0.51
Diluted earnings                                         $     2.08       $     1.98       $     0.55       $     0.50
Dividends                                                $     0.80       $     0.66       $     0.20       $     0.18
Book value                                               $    19.27       $    18.01       $    19.27       $    18.01
Shares outstanding                                        2,299,127        2,266,839        2,299,127        2,266,839
Average shares outstanding - basic                        2,281,762        2,270,216        2,294,808        2,265,491
Average shares outstanding - diluted                      2,334,127        2,321,303        2,337,179        2,319,771

                                                         ---------------------------       ---------------------------
                                                             Twelve Months Ended:               Three Months Ended:
                                                         ---------------------------       ---------------------------
                                                           Sept 30,         Sept 30,        Sept 30,         Sept 30,
Other Selected Consolidated Data                           2004(1)          2003(1)          2004(1)          2003(1)
-------------------------------------------              ----------       ----------       ----------       ----------
Return on average assets                                       0.70%            0.72%            0.72%            0.70%
Return on average equity                                      11.44%           11.68%           11.78%           11.40%
Interest rate spread                                           1.63%            1.65%            1.67%            1.48%
Net yield on interest earning assets                           1.80%            1.83%            1.83%            1.62%
Operating expenses to average assets                           1.06%            1.08%            1.05%            1.06%
Efficiency ratio                                              54.70%           54.22%           52.80%           58.80%
Ratio of non-performing loans to total
  assets at end of period                                      0.04%            0.04%            0.04%            0.04%
Loan loss reserve to total loans, net                          0.58%            0.66%            0.58%            0.66%

                                                       --------      --------------------------------------------------
                                                       Sept 30,      June 30,       Mar 31,       Dec 31,      Sept 30,
Selected Consolidated Financial Data                   2004(1)        2004(1)       2004(1)       2003(1)        2003
-------------------------------------------            --------      --------      --------      --------      --------
Total assets                                           $718,232      $707,914      $693,888      $696,334      $653,288
Loans receivable - net                                  338,584       327,664       321,775       316,065       297,346
Loan loss reserve                                         1,977         1,980         1,984         1,988         1,991
Cash & investment securities                             80,595        81,912        82,993        89,676        94,651
Mortgage-backed securities                              265,087       266,012       257,480       258,717       230,247
FHLB stock                                               15,184        14,836        14,417        14,578        13,782
Deposits                                                405,231       402,654       395,304       391,872       380,687
FHLB advances                                           265,953       255,812       251,307       258,084       228,817
Total stockholders' equity                               44,313        43,275        42,518        41,746        40,816